CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to all references made to us in this Post-Effective Amendment No. 26 to AmeriPrime Fund's Registration Statement on Form N1-A.


________/s/____________________
McCurdy & Associates CPA's, Inc.
Westlake, Ohio 44145
June 14, 1999